UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                            SECURITIES ACT OF 1934

                            Cox Communications, Inc.
                            ------------------------
             (Exact name of Registration as specified in charter)

                                    Delaware

                    (State of incorporation or origination)
                                   58-2112251
                        (IRS Employer Identification No.)

                  1400 Lake Hearn Drive, Atlanta, Georgia        30319
                 ----------------------------------------       --------
                 (Address of principal executive offices)      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered
---------------------------                   ----------------------------------
Exchangeable Subordinated Debentures          New York Stock Exchange
due 2030


If this form relates to the registration of a class of securities  pursuant  to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-82575 (if applicable).
---------

Securities to be registered pursuant to Section 12(g) of the Act:
None.
----

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED


         The class of securities to be registered hereby is Exchangeable Subordinated Debentures due 2030 (the "Premium PHONES") of Cox Communications, Inc., a Delaware corporation.


         For a description of the Premium PHONES, reference is made to the description included under the caption "Description of Premium PHONES" in the prospectus supplement and under "Description of Debt Securities" in the accompanying prospectus included in the Rule 424(b) filing made by Cox under the registration statement on Form S-3 (file no. 333-82575).


ITEM 2.  EXHIBITS

4.1 Indenture of Cox Communications, Inc. relating to the Premium PHONES (incorporated herein by reference as an exhibit to the registration statement on Form S-1, file no. 33-99116).

4.2      Form of Second Supplemental Indenture relating to the Premium PHONES.

4.3      Form of Premium PHONES.

                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                     COX COMMUNICATIONS, INC.




Date:  March 13, 2000                                By: /s/ Dallas S. Clement
                                                         -----------------------
                                                          Dallas S. Clement
                                                          Vice President and
                                                          Treasurer